EXHIBIT 99.1
                                                               ------------


                                NEWS RELEASE


            COMDISCO REDEEMS ENTIRE $400 MILLION PRINCIPAL AMOUNT
            -----------------------------------------------------
                        OF OUTSTANDING SENIOR NOTES
                        ---------------------------


October 23, 2002: Comdisco Holding Company, Inc. (OTC:CDCO) announced that on Monday, October 21, 2002, it redeemed the entire $400 million outstanding principal amount of its Variable Rate Senior Secured Notes due 2004. The Senior Notes were redeemed at 100% of their principal amount plus accrued and unpaid interest from August 12, 2002 to the redemption date.

Comdisco also said that following the redemption of the Senior Notes, it will make cash interest payments on the 11% Subordinated Secured Notes due 2005. The terms of the Subordinated Notes provided for the interest to be paid-in-kind through the issuance of additional Subordinated Notes while the Senior Notes were outstanding. The initial interest payment date for the Subordinated Notes is December 31, 2002 and the cash interest payment will be made on such date to registered holder of the Subordinated Notes at the close of business on December 15, 2002.

Wells Fargo Bank is serving as the paying agent for this redemption. A notice of redemption containing information required by the terms of the indenture governing the Senior Notes, including details of the place and manner of the surrender of the notes, was mailed to holders of the Senior Notes.

About Comdisco
The purpose of reorganized Comdisco is to sell, collect or otherwise reduce to money the remaining assets of the corporation in an orderly manner. Rosemont, IL-based Comdisco (www.comdisco.com) provided equipment leasing and technology services to help its customers maximize technology functionality and predictability, while freeing them from the complexity of managing their technology. Through its former Ventures division, Comdisco provided equipment leasing and other financing and services to venture capital backed companies.


Safe Harbor
The foregoing contains forward-looking statements regarding Comdisco. They reflect the company's current views with respect to current events and financial performance, are subject to many risks, uncertainties and factors relating to the company's operations and business environment which may cause the actual results of the company to be materially different from any future results, express or implied by such forward-looking statements. The company intends that such forward-looking statements be subject to the Safe Harbor created by Section 27(a) of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. The words and phrases "expect," "estimate," and "anticipate" and similar expressions identify forward-looking statements. Certain factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: Adjustments arising in the course of completing the analysis of information with respect to the review of the company's businesses and evaluation of impairment charges; continuing volatility in the equity markets, which can affect the availability of credit and other funding sources to the high technology sector companies in the Ventures portfolio, resulting in the inability of those companies to satisfy their obligations in a timely manner and an increase in bad debt experience beyond current reserves; continued consolidation in the telecommunications industry and curtailment of the growth plans of the remaining companies in that sector, which could result in fewer buyers and reduced prices for available Prism assets, and a further reduction in the proceeds actually received from the sale of those assets compared to prior estimates and an increase in the losses associated with the discontinued operation. Other risk factors are listed from time to time in the company's SEC reports, including, but not limited to, the report on Form 10-Q for the quarter ended June 30, 2002. Comdisco disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.



Contacts:
Mary Moster
847- 518-5147
mcmoster@comdisco.com

Paying Agent:
Wells Fargo Bank, 800-344-5128 or  612-667-2344